                                                                    Exhibit 99.1
                           [WAYNE BANCORP, INC. LOGO]

                        [WAYNE BANCORP, INC. LETTERHEAD]



NEWS RELEASE

FOR IMMEDIATE RELEASE                       CONTACT:  David P. Boyle, CPA
                                                      Chairman, President
                                                        and CEO
                                                      Wayne Bancorp, Inc.
                                                      Phone: (330) 264-1222
                                                      Ext: 228


                  WAYNE BANCORP, INC. ELECTS NEW BOARD CHAIRMAN

WOOSTER, Ohio - January 22, 2004 - Wayne Bancorp, Inc. (NASDAQ:WNNB), parent holding company of Wayne County National Bank (WCNB), Savings Bank & Trust
(SBT), MidOhio Data, Inc. (MID) and Access Financial Corp. (AFC), today announced the election of David P. Boyle, CPA as Chairman of the Board of Directors. Mr. Boyle assumed these duties effective January 21, 2004.

Mr. Boyle will be replacing David L. Christopher, who had served as Chairman of the Board for the past 15 years. Mr. Christopher, who retired from active management of the Company in 2001 after more than 40 years of service, will also be retiring from the Board of Directors at the end of April. He was elected by the Board to the status of Director Emeritus.

Mr. Boyle joined the Company in 1990 and has served in a variety of positions. He was named President and CEO of Wayne County National Bank in January of 1999, and President and CEO of Wayne Bancorp in 2001.